                                                                   EXHIBIT (X)

                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 2000-A Monthly Statement

Distribution Date: August 15, 2001             Month Ending:  July 31, 2001

Pursuant to the Series Supplement dated as of May 22, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Series 2000-A Certificates were issued only to qualified institutional buyers and are not publicly available.

1.   Payments for the benefit of investors in Extended Certificates and Maturity Certificates in Series 2000-A on this Distribution
     -------------------------------------------------------------------------------------------------------------------------------
      Date (per $1000 of Subclass Initial Investor Interest)
      ------------------------------------------------------

                                                        Extended          Maturity           Extended        Maturity
                                                       Certificate      Certificate        Certificate     Certificate
     Series  2000-A                      Total          Interest          Interest          Principal       Principal
         Subclass Investor Interest      $0.00            $0.00            $0.00             $0.00            $0.00

2.   Principal Receivables at the end of July, 2001
     ----------------------------------------------
 (a) Aggregate Investor Interest                                                                   $29,607,849,307.40

     Seller Interest                                                                                $7,111,119,270.77

     Total Master Trust                                                                            $36,718,968,578.17

 (b) Group One Investor Interest                                                                   $29,607,849,307.40

 (c) Series 2000-A Investor Interest                                                                $4,000,000,000.00

 (d) Series 2000-A Aggregate Discount Certificate Subclass Investor Interests                       $4,000,000,000.00

 (e) Series 2000-A Aggregate Extended Certificate Subclass Investor Interests                                   $0.00

 (f) Series 2000-A Aggregate Maturity Certificate Subclass Investor Interests                                   $0.00

3.   Allocation of Receivables Collected During July, 2001
     -----------------------------------------------------

                                                               Finance Charge            Principal          Yield Collections/
                                                                Collections             Collections         Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation                              $437,861,830.88      $4,703,895,711.73                    $0.00

     Seller Allocation                                          $109,555,781.63      $1,176,944,266.56                    $0.00

 (b) Group One Allocation                                       $437,861,830.88      $4,703,895,711.73                    $0.00

 (c) Series 2000-A Allocations                                   $58,914,178.28        $632,907,760.14                    $0.00

 (d) Monthly Principal Payment Rate (Principal Collections as a monthly percentage of
     Master Trust Principal Receivables at the beginning of July, 2001)                                                   15.82%

 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of July, 2001                                                                                        15.60%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of July, 2001                                                                                         1.45%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of July, 2001                                                                                        17.05%

4.   Information Concerning the Series Principal Funding Account ("SPFA")
     --------------------------------------------------------------------

                      Deposits into the         Deficit Amount
                         SPFA on this              on this               SPFA            Investment
                      Distribution Date       Distribution Date        Balance             Income
     Series 2000-A     $0.00                   0.00                     $0.00               $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                      Total Payments
                          Amount Paid on this         Deficit Amount                   through this
                           Distribution Date    on this Distribution Date           Distribution Date
     Series 2000-A                     $0.00                      $0.00                         $0.00

6.   Information Concerning the Series Interest Funding Account ("SIFA")
     -------------------------------------------------------------------

                                          Deposits into the SIFA     SIFA Balance at the
                                        on this Distribution Date     end of July, 2001
     Series 2000-A                        $13,352,147.52              $97,424,119.51

7.   Information Concerning the Proceeds Account
     -------------------------------------------

                                       Deposits into the Proceeds
                                   Account on this Distribution Date                Proceeds Account
                                     (other than Issuance Proceeds)                     Balance
     Series 2000-A                  $0.00                                            $0.00

8.   Investor Charged-Off Amount
     ---------------------------

                                                                           Cumulative Investor
                                                    July, 2001             Charged-Off Amount
 (a) Group One                                   $171,418,622.83                    $0.00

 (b) Series 2000-A                                $23,064,324.39                    $0.00

 (c) As an annualized percentage of
     Principal Receivables at the
     beginning of July, 2001                                6.92%                     N/A

9.   Investor Losses for July, 2001
     ------------------------------
                                                                                  Per $1000 of Initial
                                                                  Total          Series Investor Interest
 (a) Group One                                                    $0.00                 $0.00

 (b) Series 2000-A                                                $0.00                 $0.00

10.  Reimbursement of Investor Losses for July, 2001
     -----------------------------------------------
                                                                                  Per $1000 of Initial
                                                                  Total          Series Investor Interest
 (a) Group One                                                    $0.00                 $0.00

 (b) Series 2000-A                                                $0.00                 $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses as of the end of July, 2001
     ----------------------------------------------------------------------------
                                                                                  Per $1000 of Initial
                                                                  Total          Series Investor Interest
 (a) Group One                                                    $0.00                 $0.00

 (b) Series 2000-A                                                $0.00                 $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                                                     $49,547,696.87

 (b) Series 2000-A                                                                  $6,666,666.67

13.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                                                   Class A Amount
 (a) Maximum Amount on this Distribution Date                                      $320,000,000.00

 (b) Available Amount on this Distribution Date                                    $320,000,000.00

 (c) Amount of unreimbursed Drawings on Credit
       Enhancement on this Distribution Date                                                 $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                               $260,881.92

14.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of July, 2001              $37,245,531,333.92

                               Delinquent Amount      Percentage of Ending
     Payment Status              Ending Balance       Receivables Outstanding
     30-59 days                 $839,640,411.06             2.25%

     60-179 days              $1,578,008,923.16             4.24%

15.  Excess Spread Percentages on this Distribution Date(1)
     ------------------------------------------------------
 (a) Group One(2)                                                    4.23%

 (b) Series 2000-A(3)                                                4.64%

16.  Net Charge-Offs on this Distribution Date(4)
     --------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of July, 2001            6.24%

17.  Information concerning the MC Purchase Agreement
     ------------------------------------------------

 (a) Total purchases made pursuant to the MC Purchase Agreement
     during July, 2001                                                             $0.00


 (b) Total Available Commitments at the end of July, 2001              $1,120,000,000.00

 (c) Aggregate amount on deposit in any MC Purchase Accounts
     at the end of July, 2001                                                      $0.00

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

----------------------------------------

(1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 15(a)) and the Series Excess Spread Percentage (Item 15(b)) in assessing the current performance or the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is equal to (a) the sum of Finance Charge Collections, Yield Collections, Additional Investor Funds and any Investment Income for this Series (see Item 3(c)) minus (b) the sum of
     (i) the product of (A) the Class Invested Amount for such Distribution Date and (B) a fraction, the numerator of which is the Class A Weighted Average Certificate for that Class, and the denominatorof which is 360 divided by the actual number of days from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Series Closing Date) to but excluding the current Distribution Date, (ii) the Investor Servicing Fee (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), (iv) the Credit Enhancement Fee (see Item 13(d)), (v) the Monthly Commitment Fees,
     (vi) the positive difference, if any, between MC Purchase Account Interest and MC Purchase Account Investment Income, and (vii) tax gross-up amounts, indemnification payments and increased costs, if any, payable to the MC Purchasers under the MC Purchase Agreement, in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 2000-A Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of May 22, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2000-A Master Trust Certificates for the Distribution Date occurring on August 15, 2001:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during July, 2001
     is equal to                                                                                               $6,428,257,590.80

 4.  The aggregate amount of Class A Principal Collections processed during
     July, 2001 is equal to                                                                                      $632,907,760.14

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during July, 2001 is equal to                                                                                $58,914,178.28

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during July, 2001 is equal to                                                                $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     Date is equal to                                                                                                      $0.00

 7.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $13,352,147.52

 8.  The sum of all amounts payable for benefit of the Class A Discount
     Certificateholders on the current Distribution Date is equal to                                              $13,352,147.52

 9.  The sum of all amounts payable to the Class A Extended
     Certificateholders on the current Distribution Date is equal to                                                       $0.00

 10. The sum of all amounts payable to the Class A Maturity
     Certificateholders on the current Distribution Date is equal to                                                       $0.00

 11. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall
          is equal to                                                                                                      $0.00

     (b)  with respect to the Class A Cumulative Investor Charged-Off
          Amount is equal to                                                                                               $0.00

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 12. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 18 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 2001.

 Series 2000-A

                           DISCOVER BANK
                           as Master Servicer

                           By: [SIG]
                              -------------------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer